Exhibit 99.1

News Announcement

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com

FOR IMMEDIATE RELEASE
VITRAN CEO TO PARTICIPATE AT JPMORGAN AVIATION & TRANSPORTATION
CONFERENCE ON MARCH 19, 2008
- LTL Panel Discussion to be Webcast Live -
TORONTO, ONTARIO (March 13, 2008) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced that its President/CEO Rick Gaetz will participate in a LTL (Less Than Truckload) Panel Discussion at the upcoming JPMorgan Aviation & Transportation Conference in New York City on Wednesday, March 19, 2008 at 10:15 a.m. ET.
The presentation will be webcast live via the Internet at www.vitran.com — Investors Section and at https://events.jpmorgan.com. Please allow approximately 10 minutes prior to the scheduled event start time to register at either site.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
#       #      #